     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2001
                                                      REGISTRATION NO. 333-65142
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                               AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                              THE MILLS CORPORATION
             (Exact name of registrant as specified in its charter)
                                 ---------------

              DELAWARE                                          52-1802283
   (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)
                                 ---------------
                        1300 WILSON BOULEVARD, SUITE 400
                            ARLINGTON, VIRGINIA 22209
                                 (703) 526-5000
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 ---------------
                                 THOMAS E. FROST
             EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              THE MILLS CORPORATION
                        1300 WILSON BOULEVARD, SUITE 400
                            ARLINGTON, VIRGINIA 22209
                                 (703) 526-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------
                                    COPY TO:
                                ALAN L. DYE, ESQ.
                             HOGAN & HARTSON L.L.P.
                                 COLUMBIA SQUARE
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600
                                 ---------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO CHANGE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE AN OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.



                   SUBJECT TO COMPLETION DATED AUGUST 14, 2001


PRELIMINARY PROSPECTUS

                                  $300,000,000

                              THE MILLS CORPORATION

                                COMMON STOCK AND
                              COMMON STOCK WARRANTS

--------------------------------------------------------------------------------

         By this prospectus, we may offer, from time to time, in one or more series or classes the following securities:

         o    shares of our common stock and

         o    our warrants exercisable for common stock.

         The offered securities have an aggregate initial offering price of $300,000,000. We may offer the offered securities in amounts, at prices and on terms determined at the time of the offering. We will provide you with specific terms of the applicable offered securities in supplements to this prospectus. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will list the names of any underwriters of agents in the applicable prospectus supplement.

         Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "MLS." On August 10, 2001, the last reported sale price of our common stock on the NYSE was $25.24 per share.

         You should read this prospectus, the documents that are incorporated by reference in this prospectus, and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of any offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of the offered securities.

         INVESTING IN THE OFFERED SECURITIES INVOLVES RISKS. YOU SHOULD READ CAREFULLY THE RISK FACTORS DESCRIBED IN OUR CURRENT REPORT ON FORM 8-K FILED ON JULY 13, 2001, WHICH IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is August ___, 2001.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
About this Prospectus.......................................................................................      1
Where You Can Find More Information.........................................................................      1
Special Note Regarding Forward-Looking Statements...........................................................      2
The Company.................................................................................................      4
Use of Proceeds.............................................................................................      4
Description of Common Stock.................................................................................      5
Description of Common Stock Warrants........................................................................      6
Restrictions on Ownership and Transfer......................................................................      7
Plan of Distribution........................................................................................      10
Experts.....................................................................................................      11
Legal Matters...............................................................................................      11


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement on Form S-3 that we filed with the Commission using a "shelf" registration process under the Securities Act of 1933. Under the shelf process, we may, from time to time, sell any combination of the offered securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000.

         This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the Commission's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

         This prospectus provides you with a general description of the offered securities. Each time we sell any of the offered securities, we will provide you with a prospectus supplement that will contain specific information about the method and terms of that offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

         We may sell the offered securities to or through underwriters, dealers or agents or directly to purchasers. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents involved in the sale of the offered securities, and any applicable fee, commission or discount arrangements with them. For a more detailed description of the various means by which we may distribute the offered securities, you should read the information under the heading "Plan of Distribution."

         As used in this prospectus generally and in any accompanying prospectus supplement, the terms "Mills," the "company," "we," "our" or "us" mean The Mills Corporation and its direct and indirect subsidiaries, including The Mills Limited Partnership, or Mills LP, Management Associates Limited Partnership, and MillsServices Corp., which we consolidate for financial reporting purposes, unless the context indicates otherwise. For purposes of federal income tax discussions, the terms "Mills," the "company," "we," "our" or "us" excludes MillsServices Corp. As used in the sections of this prospectus entitled "Description of Common Stock," "Description of Common Stock Warrants" and "Restrictions on Ownership and Transfer," the terms "we" "our" and "us" solely refer to The Mills Corporation.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Commission. The file number under the Securities Exchange Act of 1934 for our Commission filings is No. 1-12994. You may read and copy materials that we have filed with the Commission, including the registration statement, at the Commission's public reference room located at:

                 450 Fifth Street, N.W.
                 Room 1024
                 Washington, D.C. 20549

         Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings also are available to the public on the Commission's web site at HTTP://WWW.SEC.GOV, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

         You also can read our Commission filings at the following address:

                  New York Stock Exchange
                  20 Broad Street
                  New York, New York 10005

         The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference into this prospectus the documents and information we filed with the Commission that are identified below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated.


         1. Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (filed on March 28, 2001), as amended by Form 10-K/A (filed on August 10, 2001 and August 14, 2001).


         2. Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001 (filed on May 15, 2001), as amended by Form 10-Q/A (filed on August 10, 2001), and for the quarter ended June 30, 2001 (filed on August 13, 2001).

         3.   Current Report on Form 8-K (filed on April 30, 2001 and July 13,
              2001).

         4. Description of our common stock included in our Registration Statement on Form 8-A (filed on April 11, 1994), which incorporates by reference a description of our common stock from our Registration Statement on Form S-11 (File No. 33-71524, filed on April 11, 1994), which description we also incorporate by reference into this prospectus.

         You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at (703) 526-5000 between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time:

                  Secretary
                  The Mills Corporation
                  1300 Wilson Boulevard, Suite 400
                  Arlington, Virginia  22209


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some statements made in this prospectus may constitute, and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement may contain, "forward-looking statements" for the purposes of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on current expectations and are not guarantees of future performance.

         You often can identify forward-looking statements by our use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "would be," or "continue" or the negative of that terminology or other variations on that terminology or comparable terminology. Forward-looking statements are subject to numerous risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

         o    the general economic climate;

         o    the supply and demand for retail properties;

         o    interest rate levels;

         o    the availability of financing;

         o other risks associated with the development, acquisition, and operation of retail properties, including risks that the development of a project may not be completed on schedule, that we may not be able to lease available space to tenants at favorable rental rates, that tenants will not take occupancy or pay rent in accordance with their leases, or that development or operating costs may be greater than anticipated; and

        o the risk factors described in our Current Report on Form 8-K filed on July 13, 2001, which is incorporated by reference in this prospectus.

         Although we believe that the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we cannot assure you that we will attain these expectations or that any deviations from these expectations will not be material. We undertake no duty or obligation to publicly announce any revisions to, or updates of, any of our forward-looking statements that may result from future events or circumstances.

                                   THE COMPANY

         We own interests in, develop, redevelop, lease, acquire, expand and manage a portfolio currently consisting of 13 super-regional, retail and entertainment oriented centers, which we refer to as the "Mills" or "Block" projects, a community shopping center and a portfolio of 46 single tenant retail properties, subject to net leases, that operate as CVS pharmacies. We are the sole general partner of Mills LP. We conduct all of our business through Mills LP, in which we own, as of May 31, 2001, a 1% interest as the sole general partner and an approximate 59.3% interest as a limited partner. We are a publicly traded, self-managed real estate investment trust, or REIT, and have been a REIT since completion of our initial public offering in April 1994. Prior to that time, our assets, which then consisted of four Mills and ten community centers, were each held by individual partnerships.

         We maintain our executive offices at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209. Our telephone number is (703) 526-5000. We also maintain a web site at WWW.MILLSCORP.COM. The information on our web site is not, and you must not consider the information to be, a part of this prospectus.


                                 USE OF PROCEEDS

         Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of offered securities will be used for general operational purposes, which may include, but are not limited to, working capital, capital expenditures, development of additional properties, acquisitions and the repayment or repurchase of our indebtedness and our capital stock.

                           DESCRIPTION OF COMMON STOCK

         The following description sets forth the general terms of the common stock that we may issue. This description and the description contained in any prospectus supplement are not complete and are subject to and qualified in their entirety by reference to our certificate of incorporation and bylaws, each of which we will make available upon request.

GENERAL

         Our certificate of incorporation authorizes us to issue up to 100,000,000 shares of common stock. At July 11, 2001, 24,222,646 shares of our common stock were issued and outstanding. Currently outstanding shares of our common stock are listed for trading on the NYSE. We will apply to the NYSE to list the additional shares of our common stock to be sold under any prospectus supplement. We anticipate that the NYSE will list the additional shares.

         Subject to the preferential rights of any other classes or series of shares of capital stock and to the provisions of our certificate of incorporation regarding restrictions on transfers of shares of capital stock, holders of our common stock are entitled:

         o to receive distributions if, as and when authorized and declared by our board of directors, out of funds and other assets legally available for distribution, and

         o to share ratably in our assets that are legally available for distribution to our stockholders in the event of our liquidation, dissolution or wind up after payment of, or adequate provision for, all of our known debts and liabilities and subject to any liquidation preferences of the holders of our preferred stock.

Our series A preferred stock ranks senior to our common stock and all other equity securities that we may issue without first obtaining the consent of the holders of a majority of our series A preferred stock.

         Subject to the provisions of our certificate of incorporation regarding restrictions on the transfer of shares of our capital stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the elections of directors. Except as expressly provided for other class or series of shares of our capital stock, the holders of shares of common stock will possess exclusive voting power. Any matter submitted for stockholder approval generally will require a majority of the shares present and voting on that matter. There is no cumulative voting in the election of directors, which means that the holders of a majority of our outstanding common stock can elect all of the directors then standing for election.

         Holders of shares of our common stock have no subscription, redemption, conversion or preemptive rights.

         Our board of directors is a classified board composed of three classes of directors with staggered terms. Directors for each class are chosen for a three-year term upon expiration of the term of that class.

         Under the Delaware General Corporation Law, or the DGCL, a Delaware corporation generally cannot dissolve, amend its certificate of incorporation, participate in a merger or consolidation, effect a share exchange or transfer its assets unless the action to be taken has been approved by a majority of the board of directors and by stockholders holding at least a majority of the shares entitled to vote on the matter. The DGCL permits a corporation to specify a greater percentage in its certificate of corporation. In addition, some types of mergers may be accomplished without a stockholder vote. For example, under some circumstances, no stockholder vote is required for a merger of a subsidiary of a Delaware corporation into the parent corporation. Generally, a merger need not be approved by stockholders of a Delaware corporation that will survive a merger if (1) the merger does not result in a reclassification or change in the outstanding shares of the surviving corporation or an amendment to the surviving corporation's certificate of incorporation, and (2) the number of shares to be issued or delivered in the merger is not more than 20% of the surviving corporation's shares prior to the merger.

         We are a Delaware corporation and we generally follow the provisions of the DGCL. Any amendment to our certificate of incorporation, including the section that addresses the preservation of our REIT status, requires the approval of a majority of our board of directors and the affirmative vote of stockholders holding at least a majority of the shares entitled to vote on the matter. However, amendments to our certificate of incorporation that would be inconsistent with then existing provisions of our certificate of incorporation, excluding the section that address the preservation of our REIT status and introductory sections, would require the approval of a majority of our board of directors and the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. Our bylaws may be amended either by a majority of the board of directors or by the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast.

         Our certificate of incorporation authorizes our board of directors to designate the class and series of preferred stock, to establish the number of shares in each class or series, and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to divides or other distributions, qualifications or terms or conditions of redemption for each designated class or series.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.



                      DESCRIPTION OF COMMON STOCK WARRANTS

GENERAL

         We may issue warrants to purchase shares of our common stock. We may issue these warrants independently or together with any other securities offered pursuant to any prospectus supplement and may attach or separate these warrant from those offered securities. Each series of warrants will be issued under warrant agreements to be entered into between us and a warrant agent specified in the prospectus supplement that related the warrants being offered. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not assume any obligation or relationship of agency or trust for or with an holders or beneficial owners of the warrants.

         The applicable prospectus supplement will describe the following terms of the warrants for which this prospectus is being delivered:

         o    the title of the warrants;

         o    the price or prices at which the warrants will be issued;

         o    the total number of the warrants;

         o the designation, number and terms of shares of our common stock purchasable upon exercise of the warrants;

         o the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each of the other offered securities;

         o any provisions for adjustment of the number or amount of shares of common stock receivable upon exercise of the warrants or the exercise price of the warrants;

         o the date, if any, on and after which the warrants and the related common stock will be separately transferable;

         o    information on book entry procedures, if any;

         o if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

         o the commencement date and the termination date of the right to exercise the warrants;

         o the maximum and minimum number of the warrants that may be exercised at any one time; and

         o any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

EXERCISE OF WARRANTS

         Each warrant will entitle its holder to purchase for cash the number of shares of our common stock as described in the prospectus supplement that relates to the warrants being offered. Warrants may be exercised at any time up to the close of business on the expiration date stated in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

         Warrants may be exercised as described in the applicable prospectus supplement. Upon our receipt of payment and the warrant certificate that is properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock purchasable upon exercise of the warrants. If less than all of the warrants represented by a warrant certificate are exercised, we will issue, or cause to be issued, to the holder a new warrant certificate for the remaining warrants.



                     RESTRICTIONS ON OWNERSHIP AND TRANSFER

         For us to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of our outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals:

         o during the last half of a taxable year, other than the first year for which we made an election to be treated as a REIT, or

         o    during a proportionate part of a shorter taxable year.

For the purposes of this five or fewer requirement, individuals include the entities that are set forth in Section 542(a)(2) of the Internal Revenue Code. Attribution rules in the Internal Revenue Code determine if any individual constructively owns our capital stock under the five or fewer requirement.

         In addition, if we, or one or more owners of 10% or more of our capital stock, actually or constructively owns 10% or more of any of our tenants or a tenant of any partnership in which we are a partner, the rent that we receive either directly or through a partnership from the tenant generally will not be qualifying income for purposes of the REIT gross income tests under the Internal Revenue Code. A limited exception to this 10% related party tenant rule applies if the tenant qualifies as a "taxable REIT subsidiary" under the Internal Revenue Code. A REIT's shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than the first year for which an election to be treated as a REIT has been made. Furthermore, in order to qualify as a "domestically-controlled REIT" under the Internal Revenue Code, at least 50% of the shares of our capital stock must be beneficially owned by U.S. persons.

         Primarily because our board of directors believes it is desirable for us to qualify as a REIT, our certificate of incorporation provides that no person may acquire additional shares if, as a result, any five beneficial owners of our capital stock would own more than 49.9% of our outstanding capital stock. As a result, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, subject to limited exceptions, more than a specified percentage of our outstanding capital stock. Our board of directors currently has set this ownership limit at 9.225%.

         Our board of directors has waived the ownership limit as to holders of our series A preferred stock, so long as no individual will own, actually or constructively, shares of our capital stock in excess of the ownership limit and there will not occur any violation of (1) the 10% related party tenant rule with regard to a tenant from which we derive more than 0.5% of our gross income for a calendar year and (2) the domestically-controlled REIT rule.

         Our board of directors also has waived the ownership limit as to Kan Am US, Inc. and its affiliates, our joint venture partners, and each of their transferees, so long as no individual will own, actually or constructively, shares of our capital stock in excess of the ownership limit and there will not occur any violation of (1) the 10% related party tenant rule with regard to a tenant from which we derive more than 0.5% of our gross income for a calendar year and (2) the domestically-controlled REIT rule. The grant of the waiver to the transferees is subject to the commitment by a Kan Am affiliate acceptable to us that the Kan Am affiliate will satisfy specified funding requirements for our new development projects.

         The ownership attribution rules under the Internal Revenue Code are complex and may cause capital stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, if an individual or entity acquires shares of our capital stock that amount to less than the ownership limit, or acquires an ownership interest in an entity that owns, actually or constructively, any shares of our capital stock, that individual or entity, or another individual or entity, could be considered to own constructively shares of our capital stock in excess of the ownership limit.

         Our board of directors may grant an exemption from the ownership limit to a person if our board of directors receives either a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to our board of directors. The Internal Revenue Service ruling or the legal opinion must conclude that no person who is an individual will be considered, as a result of ownership of shares in excess of the ownership limit by the exempted holder, to own, actually or constructively, our capital stock in excess of the ownership limit. As a condition to granting the waiver, our board of directors may require representations and warranties from the applicant regarding the applicant's current and future compliance with the 10% related party tenant rule, the domestically-controlled REIT rule and other regulations in order to preserve our REIT status.
         Our board of directors has the authority to increase the ownership limit from time to time. However, our board of directors does not have the authority to do so if, after giving effect to the increase, five beneficial owners of capital stock could beneficially own in the aggregate more than 49.9% of our outstanding capital stock.

         In addition to imposing an ownership limit, our certificate of incorporation further prohibits:

         o any person from acquiring shares of our capital stock if, as a result of the acquisition, we would be "closely held" under
              Section 856(h) of the Internal Revenue Code, and

         o any person from transferring shares of our capital stock if the transfer would result in shares of our capital stock being owned by fewer than 100 persons.

         Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to notify us immediately and to provide us with information that we may request in order to determine the effect of the transfer on our status as a REIT.

         If any intended transfer of shares of our capital stock or any other event would otherwise result in any person violating the ownership limit or the other restrictions in our certificate of incorporation, then the intended transfer will be void and of no force or effect as to the intended transferee for that number of shares that exceeds the ownership limit. The excess shares will be exchanged automatically for shares of "excess stock" that are non-voting and may not participate in distributions. In the case of any event, other than a transfer, that would cause a person to hold record title to any shares in excess of the ownership limit, the person will cease to own any right of interest in the shares that exceed the ownership limit. The excess shares held by that person will be exchanged automatically for shares of "excess stock," effective as of the close of the business day immediately before the event causing the excess shares.

         Pursuant to our certificate of incorporation, the excess stock will be transferred to us as trustee of a trust for the exclusive benefit of the transferee or transferees to whom the shares ultimately are transferred. Those transferees also will be subject to the ownership limit. While held in trust, the excess stock will not be entitled to vote, will not be considered for purposes of any stockholder vote or the determination of a quorum for the stockholder vote, and will not be entitled to participate in any distributions made by us other than liquidating distributions. The original holder may designate, at any time the excess stock is held by us in trust, a beneficiary of the original holder's interest in the trust, provided that:

         o the original holder may not receive a price for the excess stock that exceeds the price paid by the original holder, and

         o the designated beneficiary's ownership of the capital stock represented by the excess stock will not exceed the ownership limit.

Immediately after the original holder designates a beneficiary or beneficiaries, shares of excess stock will be exchanged automatically for shares of capital stock out of the class or series from which the excess stock originally converted. In addition, we would have the right, for a period of 90 days during the time the excess stock is held by us in trust, to purchase from the original holder all or any portion of the excess stock. The purchase price payable would be the lower of (1) the price paid by the original holder and (2) the average closing market price for our capital stock on the date we make the purchase, or, if the capital stock being purchased is not being traded, the average of the last reported sales price of our capital stock on the ten days immediately preceding the date of our purchase. This 90-day period begins on the date of the violative transfer if the original holder notifies us in writing of the transfer, or the date our board of directors determines that a violative transfer has occurred if no notice is provided.

         The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

         All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

         All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, shares of our capital stock in excess of the ownership limit of 9.225%, or the lesser percentage described in the rules and regulations under the Internal Revenue Code, must notify us in writing within 30 days after December 31 of each year. Each written notice must state the person's name and address, the number of shares beneficially owned and a description of how the shares are held. In addition, each holder of our capital stock must provide to us in writing, upon our request, information regarding the direct, indirect and constructive ownership of shares that will enable us to determine whether the ownership and transfer restrictions contained in our certificate of incorporation have been satisfied and to assess our continuing status as a REIT.

                              PLAN OF DISTRIBUTION

         We may sell the securities being offered by this prospectus and any accompanying prospectus supplement:

         o    directly to purchasers,

         o    through agents,

         o    through dealers,

         o    through underwriters,

         o    directly to our stockholders, or

         o    through a combination of any of the above methods of sale.

         The distribution of the offered securities may be effected from time to time in one or more transactions:

         o    at a fixed price or prices, which may be changed,

         o    at market prices prevailing at the time of sale,

         o at prices related to the market prices prevailing at the time of sale, or

         o    at negotiated prices.

         We may solicit directly offers to purchase any offered securities. Agents designated by us from time to time may also solicit offers to purchase offered securities. An agent that we designate may be considered to be an "underwriter" as that term is defined in the Securities Act of 1933. Any designated agent that is involved in the offer or sale of the offered securities will be named, and any commissions payable by us to that agent will be described, in the applicable prospectus supplement.

         If we use a dealer to sell offered securities, we will sell the offered securities to the dealer, as principal. The dealer may be considered to be an "underwriter" as that term is defined in the Securities Act of 1933. The dealer may resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

         If we use an underwriter to sell offered securities, we will enter into an underwriting agreement with the underwriter at the time we sell the offered securities to them. The underwriter will be named in the prospectus supplement that the underwriter will use to resell the offered securities. In connection with the resale of offered securities, the underwriter may be considered to receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom the underwriter may act as agent. The underwriter may also sell offered securities to or through dealers. Those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or commissions from the purchasers for whom the dealers may act as agents. The applicable prospectus supplement will describe any underwriting compensation that we pay to underwriters in connection with the offering of offered securities, and any discounts, concessions or commissions that the underwriter allows to participating dealers.

         We may enter into agreements with underwriters, dealers, agents and other persons that contain indemnification provisions. Under those agreements, we may be obligated to indemnify the applicable underwriter, dealer, agent or other person against various civil liabilities, including liabilities under the Securities Act of 1933. In addition, we also may be obligated to contribute to payments that the applicable underwriter, dealer, agent or other person may be required to make. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

         We may authorize underwriters, dealers or other persons to solicit offers by various institutions to purchase offered securities pursuant to contracts that provide for the payment for and delivery of the offered securities on a future date or dates. If we so authorize, the applicable prospectus summary will indicate our authorization. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, subject to our approval. The obligations of purchasers under these contracts will not be subject to any conditions except that

         o at the time of delivery, the purchase of the offered securities will not be prohibited under the laws of the jurisdiction to which a purchaser is subject and

         o if the offered securities are also being sold to underwriters, we will have sold to those underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts. The prospectus supplement relating to these contracts will state the price to be paid for the offered securities under these contracts, the commission payable for solicitation of these contracts and the date or dates in the future for delivery of offered securities under these contracts.

         Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Securities Exchange Act of 1934. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the offered securities in an offering of offered securities, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would be otherwise in the absence of those transactions. Stabilizing and syndicate covering transactions, if commenced, may be discontinued by an underwriter at any time.

         The anticipated date of delivery of offered securities will be stated in the applicable prospectus supplement relating to each offer.


                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule appearing in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report thereon included therein and incorporated herein by reference. Our consolidated financial statements and schedule, are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         In connection with this prospectus, Hogan & Hartson L.L.P., Washington, D.C., has provided its opinion as to the validity of the issuance of the offered securities and as to the qualification of The Mills Corporation as a REIT for federal income tax purposes. If the offered securities are distributed in an underwritten offering or through agents, various legal matters may be passed upon for any underwriters or agents by their counsel identified in the applicable prospectus supplement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.


              SEC Registration Fee............             $       75,000
              Accounting Fees and Expenses....             $        8,500
              Legal Fees and Expenses.........             $      300,000
              Printing Expenses...............             $        4,000
              Miscellaneous...................             $        3,000
                                                           --------------
                                  Total.................   $      390,500
                                                           ==============


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law (the "Delaware Law"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interest of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

         The Certificate of Incorporation and Bylaws of The Mills Corporation (the "Company") provide for mandatory indemnification of directors and officers to the maximum extent permitted by the Delaware Law. The Company has obtained directors and officers liability insurance.

         The Company has entered into indemnification agreements with each of the Company's directors, some of whom are also officers of the Company. Under these agreements, the Company has agreed to indemnify its directors to the fullest extent permitted by law for damages and expenses incurred in connection with actual or threatened legal proceedings related to the indemnified party's service to the Company. The Company is obligated under these agreements to advance certain expenses to the indemnified parties as they are incurred, subject to reimbursement if it is subsequently determined that the indemnified party was not entitled to indemnification. The Company also is obligated to pay expenses incurred by an indemnified party in establishing a right to indemnification under the respective indemnification agreement. Although the indemnification agreements offer substantially the same scope of coverage afforded by the Certificate of Incorporation and the Bylaws, the agreements provide greater assurance to indemnified parties that indemnification will be available, because, as contracts, they cannot be modified unilaterally by the Board of Directors or by the stockholders to alter, limit or eliminate the rights they provide to the indemnified parties.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, is unenforceable. In addition, indemnification may be limited by state securities laws.

         The partnership agreement of The Mills Limited Partnership also provides for similar indemnification of the Company, in its capacity as the general partner of The Mills Limited Partnership, and its officers and directors, to the maximum extent provided by the Delaware Revised Uniform Limited Partnership Act.

ITEM 16.  EXHIBITS

         The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

ITEM 17. UNDERTAKINGS

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  PROVIDED, HOWEVER, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement related to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Arlington, Virginia, on August 14, 2001.


                               THE MILLS CORPORATION
                               a Delaware Corporation

                               By:    /s/ LAURENCE C. SIEGEL
                                   ---------------------------------------------
                                      Laurence C. Siegel
                                      Chairman of the Board of Directors, Chief
                                      Executive Officer and Director


         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons, in the capacities indicated below on August 13, 2001:


               SIGNATURES                                                          TITLE
               ----------                                                          -----

         /s/ Laurence C. Siegel                                 Chairman of the Board, Chief Executive
-----------------------------------------                       Officer and Director
           Laurence C. Siegel                                   (principal executive officer)


                    *
------------------------------------------                      President, Chief Operating Officer and
            Peter B. McMillan                                   Director


                    *                                           Senior Executive Vice-President -
------------------------------------------                      Development and Director
             James F. Dausch


                    *                                           Executive Vice President - Finance and Chief
------------------------------------------                      Financial Officer
            Kenneth R. Parent                                   (principal financial officer and principal
                                                                accounting officer)

                    *
------------------------------------------                      Vice Chairman and Director
         Dietrich Von Boetticher


                    *
------------------------------------------                      Vice Chairman and Director
             John M. Ingram




                    *
------------------------------------------                      Director
          Charles R. Black, Jr.


                    *
------------------------------------------                      Director
          James C. Braithwaite


                    *
------------------------------------------                      Director
          Joseph B. Gildenhorn


                    *
------------------------------------------                      Director
              Harry H. Nick


                    *
------------------------------------------                      Director
            Franz von Perfall


                    *
------------------------------------------                      Director
            Robert P. Pincus


                    *
------------------------------------------                      Director
            Cristina L. Rose


---------------
* Laurence C. Siegel, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.


/S/ LAURENCE C. SIEGEL
------------------------------------
Laurence C. Siegel,
Attorney-in-fact

                                  EXHIBIT INDEX


   EXHIBIT
   NUMBER                          EXHIBIT DESCRIPTION
   ------                          -------------------
     *4.1       Specimen Common Stock Certificate of The Mills Corporation

     *4.2       Agreement dated March 15, 1994, among Richard L. Kramer, the A.J. 1989 Trust, the Irrevocable
                Intervivos Trust for the Benefit of the Kramer Children, the N Street Investment Trust, Equity
                Resources Associates, Herbert S. Miller, The Mills Corporation and The Mills Limited Partnership

    **4.3       Non-Affiliate Registration Rights and Lock-Up Agreement

    **4.4       Affiliate Registration Rights and Lock-Up Agreement

     #5.1       Opinion of Hogan & Hartson L.L.P.

     #8.1       Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

    #23.1       Consent  of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

    #23.2       Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)

    #23.3       Consent of Ernst & Young LLP

     24.1       Powers of Attorney

    ~99.1       Description of Material Federal Income Tax Consequences




-----------------
* Incorporated by reference to the registrant's Registration Statement on Form S-11, Registration No. 33-71524, which was declared effective by Securities and Exchange Commission on April 14, 1994.

** Incorporated by reference to the registrant's Quarterly Report on Form 10-Q for the first quarter ended March 31, 1994.

#       To be filed by amendment.

~ Incorporated by reference to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2001.